Atlassian Announces Second Quarter Fiscal Year 2023 Results
Quarterly revenue of $873 million, up 27% year-over-year
Quarterly subscription revenue of $711 million, up 40% year-over-year
Quarterly GAAP operating margin of (11)% and non-GAAP operating margin of 20%
Quarterly cash flow from operations of $151 million and free cash flow of $146 million
TEAM, Anywhere/AUSTIN (February 2, 2023) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announced financial results for its second quarter of fiscal year 2023 ended December 31, 2022 and released a shareholder letter available on Atlassian’s Work Life blog at http://atlassian.com/blog/announcements/shareholder-letter-q2fy23. The shareholder letter was also posted to the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
“We closed out 2022 with quarterly revenue of $873 million, up 27% year-over-year, driven by subscription revenue growth of 40% year-over-year,” said Scott Farquhar, Atlassian’s co-founder and co-CEO. “We are proud of everything we have accomplished in yet another unpredictable year. 2023 will be all about helping our customers navigate these challenging times, absorbing the macro-driven impacts on our business, and setting Atlassian up for long-term success.”
“Our track record of making smart investment decisions in the service of long-term payoffs continues to yield results as we recently surpassed 45,000 Jira Service Management customers, making it one of our fastest-growing products. On top of that, Atlassian has also been recognized as a Leader by Gartner in the ITSM space” added co-founder and co-CEO Mike Cannon-Brookes. “We’ll keep playing offense across our three large markets while being pragmatic.”
Second Quarter Fiscal Year 2023 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $872.7 million for the second quarter of fiscal year 2023, up 27% from $688.5 million for the second quarter of fiscal year 2022.
•Operating Income (Loss) and Operating Margin: Operating loss was $99.2 million for the second quarter of fiscal year 2023, compared with operating income of $23.0 million for the second quarter of fiscal year 2022. Operating margin was (11)% for the second quarter of fiscal year 2023, compared with 3% for the second quarter of fiscal year 2022.
•Net Loss and Net Loss Per Diluted Share: Net loss was $205.0 million for the second quarter of fiscal year 2023, compared with a net loss of $22.3 million for the second quarter of fiscal year 2022. Net loss per diluted share was $0.80 for the second quarter of fiscal year 2023, compared with a net loss per diluted share of $0.09 for the second quarter of fiscal year 2022. Net loss for the second quarter of fiscal year 2023 includes a non-recurring income tax charge of $83.1 million which increased net loss per diluted share by $0.32.
•Balance Sheet: Cash and cash equivalents plus short-term investments at the end of the second quarter of fiscal year 2023 totaled $1.7 billion.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $174.8 million for the second quarter of fiscal year 2023, compared with operating income of $176.8 million for the second quarter of fiscal year 2022. Operating margin was 20% for the second quarter of fiscal year 2023, compared with 26% for the second quarter of fiscal year 2022.
•Net Income and Net Income Per Diluted Share: Net income was $114.7 million for the second quarter of fiscal year 2023, compared with net income of $110.4 million for the second quarter of fiscal year 2022. Net income per diluted share was $0.45 for the second quarter of fiscal year 2023, compared with net income per diluted share of $0.43 for the second quarter of fiscal year 2022.

•Free Cash Flow: Cash flow from operations was $150.5 million and free cash flow was $146.5 million for the second quarter of fiscal year 2023. Free cash flow margin for the second quarter of fiscal year 2023 was 17%. Cash flow from operations and free cash flow for the second quarter of fiscal year 2023 include a discrete tax payment of $57.0 million. Excluding this payment, cash flow from operations would have been $207.4 million, free cash flow would have been $203.4 million, and free cash flow margin would have been 23%.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “About Non-GAAP Financial Measures.”

Recent Business Highlights:
•A Leader in the 2022 Gartner® Magic Quadrant™ for IT Service Management Platforms: Atlassian was named a Leader in the 2022 Gartner Magic Quadrant for IT Service Management Platforms1. Atlassian aims to unlock high-velocity teams across the enterprise with Jira Service Management. Today, Jira Service Management powers service delivery at more than 45,000 customers.
•Recognized in The Forrester Wave for Collaborative Work Management Tools: Atlassian was recognized as a Strong Performer in The Forrester Wave™: Collaborative Work Management Tools, Q4, 2022. Atlassian’s work management solutions for business teams - Trello, Confluence, Jira Work Management, Atlas and Jira Align - enable every team to choose the best tool for their needs. Today, over 150,000 organizations around the world use Atlassian work management products.
•Recognized in The Forrester Wave for Value Stream Management Solutions: Atlassian was recognized as a Strong Performer in The Forrester Wave™: Value Stream Management Solutions, Q4 2022. Atlassian’s product vision spans the entire software delivery organizational chart by leveraging the Jira suite as the centerpiece of its Value Stream Management strategy.
•Automation for Confluence: Atlassian launched Automation for Confluence, a feature that manages system maintenance so teams can focus on continuous collaboration. Automation gives admins the ability to manage content, organize spaces, streamline teamwork, and notify teams of important updates without the manual overhead.
•Atlassian Presents: Unleash: Atlassian will hold an agile & DevOps tailored event on February 9, 2023. Discover how Atlassian tools, such as the Jira suite, and the right practices can unleash your team’s ability to find success and take opportunities from idea to impact. Unleash will give attendees a unique opportunity to innovate with industry experts, master complexity through collaboration, and bring discovery into the software lifecycle. Unleash will be held in person at the bcc Berlin in Berlin, Germany, as well as virtually. Learn more at https://events.atlassian.com/unleash.
•Customer Growth: Atlassian ended its second quarter of fiscal year 2023 with a total customer count, on an active subscription or maintenance agreement basis, of 253,177 customers, adding 4,004 net new customers during the quarter.
Share Repurchase Program Authorization
In January 2023, the Board of Directors authorized a program to repurchase up to $1 billion of Atlassian's Class A Common Stock. Atlassian may repurchase shares of Class A Common Stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The share repurchase program does not have a fixed expiration date, may be suspended or discontinued at any time, and does not obligate Atlassian to acquire any amount of Class A Common Stock. The timing, manner, price, and amount of any repurchases will be determined by Atlassian at its discretion and will depend on a variety of factors, including business, economic and market conditions, prevailing stock prices, corporate and regulatory requirements, and other considerations.

1 Gartner, Magic Quadrant for IT Service Management Platforms, Rich Doheny, Chris Matchett, Siddharth Shetty, 31 October 2022.
Gartner Disclaimer- Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner research organization and should not be construed as statements of fact. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. Gartner Peer Insights Customers’ Choice constitute the subjective opinions of individual end-user reviews, ratings, and data applied against a documented methodology; they neither represent the views of, nor constitute an endorsement by, Gartner or its affiliates. GARTNER and MAGIC QUADRANT are a registered trademark and service mark, and PEER INSIGHTS is a trademark and service mark, of Gartner, Inc. and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved.

Financial Targets:
Atlassian is providing its financial targets as follows:
Third Quarter Fiscal Year 2023:
•Total revenue is expected to be in the range of $890 million to $910 million.
•Gross margin is expected to be approximately 81% on a GAAP basis and approximately 84% on a non-GAAP basis.
•Operating margin is expected to be approximately (14%) on a GAAP basis and approximately 15% on a non-GAAP basis.
Fiscal Year 2023:
•Total revenue growth year-over-year is expected to be approximately 25%.
•Cloud revenue growth year-over-year is expected to be in the range of 35% to 40%.
•Operating margin is expected to be approximately (11%) on a GAAP basis and approximately 17% on a non-GAAP basis.
For additional commentary regarding financial targets, please see Atlassian’s second quarter fiscal year 2023 shareholder letter dated February 2, 2023.
With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.

Shareholder Letter and Webcast Details:
A detailed shareholder letter is available on Atlassian’s Work Life blog at https://atlassian.com/blog/announcements/shareholder-letter-q2fy23, and the Investor Relations section of Atlassian’s website at: https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, February 2, 2023 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.

About Atlassian
Atlassian unleashes the potential of every team. Our agile & DevOps, IT service management and work management software helps teams organize, discuss, and complete shared work. The majority of the Fortune 500 and over 250,000 companies of all sizes worldwide - including NASA, Kiva, Deutsche Bank, and Salesforce - rely on our solutions to help their teams work better together and deliver quality results on time. Learn more about our products, including Jira Software, Confluence, Jira Service Management, Trello, Bitbucket, and Jira Align at https://atlassian.com/.

Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including risks and uncertainties related to statements about our products, customers, macroeconomic environment, anticipated growth, outlook, technology, share repurchase program and other key strategic areas, and our financial targets such as revenue and GAAP and non-GAAP financial measures including gross margin and operating margin.
We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.
Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 20-F and 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.atlassian.com/.

About Non-GAAP Financial Measures
In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures that are not presented in accordance with GAAP, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Non-GAAP gross profit. Excludes expenses related to stock-based compensation and amortization of acquired intangible assets.
•Non-GAAP operating income. Excludes expenses related to stock-based compensation and amortization of acquired intangible assets.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, non-coupon impact related to exchangeable senior notes and capped calls, gain on a non-cash sale of a controlling interest of a subsidiary and the related income tax effects on these items, and a non-recurring income tax adjustment.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.
We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.

Atlassian Corporation
Condensed Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Revenues:
Subscription	$711,199	$508,987	$1,362,183	$944,283
Maintenance	106,023	127,059	219,588	257,649
Other	55,482	52,480	98,325	100,618
Total revenues	872,704	688,526	1,680,096	1,302,550
Cost of revenues (1) (2)	155,945	110,191	295,337	206,447
Gross profit	716,759	578,335	1,384,759	1,096,103
Operating expenses:
Research and development (1) (2)	473,676	318,569	872,682	590,709
Marketing and sales (1) (2)	186,191	121,046	346,319	220,375
General and administrative (1)	156,131	115,678	299,024	205,500
Total operating expenses	815,998	555,293	1,518,025	1,016,584
Operating income (loss)	(99,239)	23,042	(133,266)	79,519
Other income (expense), net	(6,749)	(22,343)	22,540	(478,147)
Interest income	8,963	74	14,106	351
Interest expense	(7,508)	(21,022)	(13,629)	(32,540)
Loss before income taxes	(104,533)	(20,249)	(110,249)	(430,817)
Provision for income taxes	(100,498)	(2,079)	(108,523)	(2,715)
Net loss	$(205,031)	$(22,328)	$(218,772)	$(433,532)
Net loss per share:
Basic	$(0.80)	$(0.09)	$(0.86)	$(1.72)
Diluted	$(0.80)	$(0.09)	$(0.86)	$(1.72)
Weighted-average shares used in computing net loss per share:
Basic	255,874	252,960	255,520	252,533
Diluted	255,874	252,960	255,520	252,533
(1)Amounts include stock-based compensation as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Cost of revenues	$18,553	$8,453	$29,166	$14,370
Research and development	169,342	90,120	279,471	154,402
Marketing and sales	38,156	21,873	61,351	36,367
General and administrative	39,734	25,374	69,428	41,588
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Cost of revenues	$5,697	$5,599	$11,394	$11,288
Research and development	93	93	187	187
Marketing and sales	2,506	2,266	5,011	4,537

Atlassian Corporation
Condensed Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	December 31, 2022	June 30, 2022
Assets
Current assets:
Cash and cash equivalents	$1,636,615	$1,385,265
Marketable securities	36,069	73,294
Accounts receivable, net	354,844	308,127
Assets held for sale	—	60,265
Prepaid expenses and other current assets	107,232	70,002
Total current assets	2,134,760	1,896,953
Non-current assets:
Property and equipment, net	100,334	100,662
Operating lease right-of-use assets	254,811	277,276
Strategic investments	237,181	159,064
Intangible assets, net	84,248	100,840
Goodwill	723,229	722,838
Deferred tax assets	7,657	10,335
Other non-current assets	71,795	58,862
Total assets	$3,614,015	$3,326,830
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$130,318	$81,220
Accrued expenses and other current liabilities	308,930	406,139
Deferred revenue, current portion	1,158,743	1,066,059
Operating lease liabilities, current portion	46,659	40,638
Total current liabilities	1,644,650	1,594,056
Non-current liabilities:
Deferred revenue, net of current portion	115,338	116,621
Operating lease liabilities, net of current portion	257,653	274,434
Term loan facility	999,506	999,419
Deferred tax liabilities	2,489	312
Other non-current liabilities	16,887	14,616
Total liabilities	3,036,523	2,999,458
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	2,621,776	2,182,536
Accumulated other comprehensive income	43,516	13,864
Accumulated deficit	(2,087,802)	(1,869,030)
Total stockholders’ equity	577,492	327,372
Total liabilities and stockholders’ equity	$3,614,015	$3,326,830

Atlassian Corporation
Condensed Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(205,031)	$(22,328)	$(218,772)	$(433,532)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,476	12,298	30,096	25,602
Stock-based compensation	265,785	145,820	439,416	246,727
Deferred income taxes	3,291	(427)	4,813	(2,041)
Net loss on exchange derivative and capped call transactions	—	—	—	424,482
Amortization of debt discount and issuance cost	117	16,975	235	26,816
Net loss on strategic investments	7,563	22,135	19,076	53,557
Net foreign currency gain	(2,203)	(5,258)	(5,828)	(11,656)
Gain on a non-cash sale of a controlling interest of a subsidiary	(2,066)	—	(45,158)	—
Other	(5)	297	(5)	(318)
Changes in operating assets and liabilities:
Accounts receivable, net	(107,805)	(68,203)	(46,491)	(68,203)
Prepaid expenses and other assets	(2,690)	(25,082)	(25,367)	(25,082)
Accounts payable	18,587	20,507	49,734	20,507
Accrued expenses and other liabilities	58,260	(63,287)	(50,183)	(63,287)
Deferred revenue	101,246	77,884	91,401	77,884
Net cash provided by operating activities	150,525	206,455	242,967	271,456
Cash flows from investing activities:
Business combinations, net of cash acquired	—	(2,701)	(600)	(3,839)
Purchases of property and equipment	(4,040)	(12,581)	(20,536)	(19,462)
Purchases of strategic investments	(1,100)	(42,000)	(9,450)	(95,000)
Purchases of marketable securities	—	—	(10,000)	(21,003)
Proceeds from maturities of marketable securities	18,750	7,600	47,700	61,487
Proceeds from sales of marketable securities and strategic investments	363	—	621	186,262
Net cash provided by (used in) investing activities	13,973	(49,682)	7,735	108,445
Cash flows from financing activities:
Proceeds from term loan facility	—	350,000	—	1,000,000
Repayment of exchangeable senior notes	—	(1,234,376)	—	(1,548,686)
Proceeds from settlement of capped call transactions	—	104,519	—	135,497
Proceeds from other financing arrangements	—	4	1,396	5
Net cash provided by (used in) financing activities	—	(779,853)	1,396	(413,184)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	3,522	(246)	(1,417)	(2,355)
Net increase (decrease) in cash, cash equivalents, and restricted cash	168,020	(623,326)	250,681	(35,638)
Cash, cash equivalents, and restricted cash at beginning of period	1,469,949	1,519,213	1,386,686	931,023
Net decrease in cash and cash equivalents included in assets held for sale	—	4,182	602	4,684
Cash, cash equivalents, and restricted cash at end of period	$1,637,969	$900,069	$1,637,969	$900,069

Atlassian Corporation
Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Cloud	$512,335	$364,099	$987,378	$682,002
Data Center	194,264	139,108	365,492	250,303
Server (1)	106,168	135,519	219,981	275,066
Marketplace and services (2)	59,937	49,800	107,245	95,179
Total revenues	$872,704	$688,526	$1,680,096	$1,302,550
(1) Included in Server is perpetual license revenue. Perpetual license revenue is captured as other revenue on the Condensed Consolidated Statements of Operations.
(2) Included in Marketplace and services is premier support revenue. Premier support is a subscription-based arrangement for a higher level of support across different deployment options. Premier support is recognized as subscription revenue on the Condensed Consolidated Statements of Operations as the services are delivered over the term of the arrangement.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Gross profit
GAAP gross profit	$716,759	$578,335	$1,384,759	$1,096,103
Plus: Stock-based compensation	18,553	8,453	29,166	14,370
Plus: Amortization of acquired intangible assets	5,697	5,599	11,394	11,288
Non-GAAP gross profit	$741,009	$592,387	$1,425,319	$1,121,761
Operating income
GAAP operating income (loss)	$(99,239)	$23,042	$(133,266)	$79,519
Plus: Stock-based compensation	265,785	145,820	439,416	246,727
Plus: Amortization of acquired intangible assets	8,296	7,958	16,592	16,012
Non-GAAP operating income	$174,842	$176,820	$322,742	$342,258
Net income
GAAP net loss	$(205,031)	$(22,328)	$(218,772)	$(433,532)
Plus: Stock-based compensation	265,785	145,820	439,416	246,727
Plus: Amortization of acquired intangible assets	8,296	7,958	16,592	16,012
Plus: Non-coupon impact related to exchangeable senior notes and capped calls	—	16,856	—	450,829
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	(2,067)	—	(45,158)	—
Plus (less): Income tax adjustments	47,750	(37,879)	15,202	(75,200)
Non-GAAP net income	$114,733	$110,427	$207,280	$204,836
Net income per share
GAAP net loss per share - diluted	$(0.80)	$(0.09)	$(0.86)	$(1.72)
Plus: Stock-based compensation	1.04	0.57	1.72	0.98
Plus: Amortization of acquired intangible assets	0.03	0.03	0.06	0.06
Plus: Non-coupon impact related to exchangeable senior notes and capped calls	—	0.07	—	1.77
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	(0.01)	—	(0.17)	—
Plus (less): Income tax adjustments	0.19	(0.15)	0.06	(0.29)
Non-GAAP net income per share - diluted	$0.45	$0.43	$0.81	$0.80
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net loss per share	255,874	252,960	255,520	252,533
Plus: Dilution from dilutive securities (1)	304	3,072	673	3,178
Weighted-average shares used in computing diluted non-GAAP net income per share	256,178	256,032	256,193	255,711
Free cash flow
GAAP net cash provided by operating activities	$150,525	$206,455	$242,967	$271,456
Less: Capital expenditures	(4,040)	(12,581)	(20,536)	(19,462)
Free cash flow	$146,485	$193,874	$222,431	$251,994
(1) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and six months ended December 31, 2022 and 2021 because the effect would have been anti-dilutive.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets

Three Months Ending March 31, 2023
GAAP gross margin	81%
Plus: Stock-based compensation	2
Plus: Amortization of acquired intangible assets	1
Non-GAAP gross margin	84%

GAAP operating margin	(14%)
Plus: Stock-based compensation	28
Plus: Amortization of acquired intangible assets	1
Non-GAAP operating margin	15%

Fiscal Year Ending June 30, 2023
GAAP operating margin	(11%)
Plus: Stock-based compensation	27
Plus: Amortization of acquired intangible assets	1
Non-GAAP operating margin	17%